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

      As filed with the Securities and Exchange Commission on May 25, 2000.

                                                Registration No. 333-
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        FIRST NORTHERN COMMUNITY BANCORP
             (Exact name of registrant as specified in its charter)

        California                                         68-0450397
---------------------------------               -------------------------------
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)


     195 N. First Street
     Dixon, California                                      95620
--------------------------------                -------------------------------
  (Address of Principal                                   (Zip Code)
   Executive Offices)


             FIRST NORTHERN COMMUNITY BANCORP 2000 STOCK OPTION PLAN
             -------------------------------------------------------

      FIRST NORTHERN COMMUNITY BANCORP 2000 NONSTATUTORY STOCK OPTION PLAN
      --------------------------------------------------------------------

       FIRST NORTHERN COMMUNITY BANCORP 2000 EMPLOYEE STOCK PURCHASE PLAN
       ------------------------------------------------------------------
                            (Full title of the plans)

                                                          Copy to:


                OWEN J. ONSUM
    President and Chief Executive Officer             RODNEY R. PECK, ESQ.
      First Northern Community Bancorp         Pillsbury Madison & Sutro LLP
             195 N. First Street                        50 Fremont Street
           Dixon, California 95620                   San Francisco, CA 94105
               (707) 678-4422                            (415) 983-1000
------------------------------------------       ------------------------------
(Name, address and telephone number,
including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
Title of
Amount of                     Amount                  Amount             Proposed Maximum           Proposed
Securities To                 To Be               Offering Price         Maximum Aggregate         Registration
Be Registered              Registered(1)            per Share(2)          Offering Price(2)            Fee
-----------------------------------------------------------------------------------------------------------------

First Northern
Community Bancorp
2000 Stock Option
Plan, Common Stock           584,325 shares           $ 14.25              $ 8,326,631.25           $ 2,918.23

First Northern Community
Bancorp  Outside Directors
2000 Nonstatutory Stock
Option Plan,Common Stock     172,493 shares           $ 14.25              $ 2,458,025.25           $   648.92

First Northern Community
Bancorp 2000 Employee
Stock Purchase Plan,
Common Stock                 568,248 shares           $ 14.25              $ 8,097,534.00           $ 2,137.75
                         -----------------------------------------------------------------------------------------
Total Registration Fee       N/A                      N/A                  N/A                      $ 5,704.90
                         =========================================================================================


(1) There is also being registered hereunder such additional undetermined number of shares of the Registrant's Common Stock as may be required as a result of stock dividends, stock splits, or other similar adjustments of the Registrant's outstanding Common Stock.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 on the basis of the average of the high and low prices as reported on the OTC Bulletin Board on May 19, 2000.

                                -----------------

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

        INTRODUCTORY STATEMENT NOT FORMING PART OF REGISTRATION STATEMENT

     First Northern Community Bancorp ("Registrant") files this Registration Statement on Form S-8 relating to an aggregate of 1,325,066 shares of Common Stock of the Registrant (the "Shares"). The Shares to be registered hereunder are issuable by the Registrant pursuant to options or obligations to issue shares assumed by the Registrant pursuant to an Agreement and Plan of Reorganization, dated as of March 21, 2000 (the "Agreement"), among the Registrant, FNCB Merger Corp. and First Northern Bank of Dixon (the "Bank"). Such options or obligations were originally granted under (i) the First Northern Bank of Dixon 1997 Stock Option Plan, (ii) the Amended and Restated First Northern Bank of Dixon Outside Directors 1997 Nonstatutory Stock Option Plan (collectively, the "Plans"), and (iii) the First Northern Bank of Dixon 1997 Employee Stock Purchase Plan, each as amended to date. Pursuant to the Agreement, FNCB Merger Corp., a wholly owned subsidiary of the Registrant, will be merged (the "Merger") with and into the Bank and the Bank will become a wholly-owned subsidiary of the Registrant. Options to purchase First Northern Bank of Dixon Common Stock granted under the Plans and outstanding immediately prior to the completion of the Merger shall become options to purchase the Common Stock of the Registrant at the effective time of the Merger and any obligations to issue shares of the Common Stock of First Northern Bank of Dixon under the First Northern Bank of Dixon 1997 Employee Stock Purchase Plan shall become obligations to issue shares of the Common Stock of the Registrant.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
              ----------------------------------------------------

     The document(s) containing the information specified in Part I of Form S-8 will be provided to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act (the "Prospectus").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.  Incorporation of Certain Documents By Reference.
------   ------------------------------------------------

     All documents subsequently filed by the Registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4. Description of Securities.
     ------  --------------------------

          Not applicable.

     Item 5. Interests of Named Experts and Counsel.
     ------  ---------------------------------------

          Not applicable.

     Item 6. Indemnification of Directors and Officers.
     ------  ------------------------------------------

     Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors, officers, employees and other agents of the corporation in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act").

     Article 8 of the Registrant's Articles of Incorporation (Exhibit 3(i) hereto) provides for indemnification of directors of the Registrant to the extent permitted by Section 317(b) and (c) of the California Corporations Code. In addition, Article 8 authorizes the Registrant to indemnify agents (as defined in Section 317 of the California Corporations Code), through bylaw provisions, agreements, votes of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, to the fullest extent permissible under California law.

     Section 52 of the Registrant's Bylaws (Exhibit 3(ii) hereto) provides for indemnification of directors and officers in excess of indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the applicable limits set forth in Section 204 of the California Corporations Code and subject further to any express prohibitions in Section 317 of the California Corporations Code or any determination by a court of competent jurisdiction that any indemnification provided under Section 52 of the Bylaws is unlawful. Section 47 of the Registrant's Bylaws, as amended, also provides that the Registrant may maintain insurance (to the extent reasonably available) to protect itself and any director, officer, employee or agent against any expense, liability or loss.

     Item 7. Exemptions from Registration Claimed.
     ------  -------------------------------------

          Not applicable.

     Item 8. Exhibits.
     ------  ---------

   Exhibit
   Number                Exhibit
   -------               -------

     3(i)    Registrant's Articles of Incorporation

     3(ii)   Registrant's Bylaws

     4.1     First Northern Community Bancorp 2000 Stock Option Plan

     4.2 First Northern Community Bancorp 2000 Stock Option Plan forms "Incentive Stock Option Agreement" and "Notice of Exercise of Stock Option."

     4.3 First Northern Community Bancorp Outside Directors 2000 Nonstatutory Stock Option Plan

     4.4 First Northern Community Bancorp Outside Directors 2000 Nonstatutory Stock Option Plan Forms "Nonstatutory Stock Option Agreement" and "Notice of Exercise of Stock Option."

     4.5     First Northern Community Bancorp 2000 Employee Stock Purchase Plan

     4.6 First Northern Community Bancorp 2000 Employee Stock Purchase Plan Forms "Participation Agreement" and "Notice of Withdrawal."

     5.1     Opinion of Pillsbury Madison & Sutro LLP

     23.1    Consent of KPMG LLP, Independent Accountants

     23.2    Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).

     24.1    Powers of Attorney

     99.1 The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the FDIC

     99.2 The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000 filed with the FDIC

     Item 9. Undertakings.
     ------  -------------

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for

                                      -4-
     indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dixon, State of California, on May 23, 2000.

                                         FIRST NORTHERN COMMUNITY BANCORP



            Signature                                  Title
            ---------                                  -----

       /s/ Owen J. Onsum                 President, Chief Executive Officer and
---------------------------------        Director (Principal Executive Officer)
           Owen J. Onsum

                                INDEX TO EXHIBITS


    Exhibit                                                                                      Sequentially
    Number                                         Exhibit                                       Numbered Page
    -------                                        -------                                       -------------


      3(i)       Registrant's Articles of Incorporation                                               14

     3(ii)       Registrant's Bylaws                                                                  21

       4.1       First Northern Community Bancorp 2000 Stock Option Plan                              48

       4.2       First Northern Community Bancorp 2000 Stock Option Plan forms "Incentive
                 Stock Option Agreement" and "Notice of Exercise of Stock Option."                    61

       4.3       First Northern Community Bancorp Outside Directors 2000 Nonstatutory Stock
                 Option Plan                                                                          69

       4.4       First Northern Community Bancorp Outside Directors 2000 Nonstatutory Stock
                 Option Plan Forms "Nonstatutory Stock Option Agreement" and "Notice of
                 Exercise of Stock Option."                                                           81

       4.5       First Northern Community Bancorp 2000 Employee Stock Purchase Plan                   88

       4.6       First Northern Community Bancorp 2000 Employee Stock Purchase Plan Forms
                 "Participation Agreement" and "Notice of Withdrawal."                                98

       5.1       Opinion of Pillsbury Madison & Sutro LLP                                            103

      23.1       Consent of KPMG LLP, Independent Accountants                                        105

      23.2       Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).                 103

      24.1       Powers of Attorney                                                                  107

      99.1       The Registrant's Annual Report on Form 10-K for the fiscal year ended
                 December 31, 1999 filed with the FDIC                                               110

      99.2       The Registrant's Quarterly Report on Form 10-Q for the quarterly period
                 ended March 31, 2000 filed with the FDIC                                            183

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